THIS AGREEMENT made as of August 15th, 2005

B E T W E E N:

Chiropractic USA, Inc. a company incorporated
pursuant to the laws of the State of Colorado with
offices located in the City of Los Angeles, in the
State of California.
(the “Company”)

- and -

Alvin Gelmon, Businessman of the City of
Calgary, in the Province of Alberta, Canada
(“Gelmon”)

CONSULTING AGREEMENT

WHEREAS the Company is a high profile franchised based company which is developing franchised and corporately owned Chiropractic Clinics in the United States under the name “Chiropractic USA”;

AND WHEREAS Gelmon, has various skills in administration matters for national franchise operations which the Company feels supplement the effective operations and controls of the franchised system;

AND WHEREAS the Company is desirous of having Gelmon provide various consulting services to the Company, and Gelmon is desirous of providing said consulting expertise to the Company;

AND WHEREAS the Company and Gelmon wish to enter a formal agreement setting out the terms and conditions of their consulting relationship:

NOW THEREFORE for valuable consideration, the adequacy and sufficiency of which is hereby acknowledged by all of the parties hereto, THIS AGREEMENT WITNESSES that the parties hereby agree as follows:

1)	Consulting

a)

Gelmon represents to the Company that he has the required skills, experience and industry standing to exercise the responsibilities and perform the services required in providing administrative input, revisions and oversight to the Company;

b)	In carrying out these duties and responsibilities Gelmon shall comply with all lawful and reasonable instructions as may from time to time be given by the Board of Directors of the Company.

c)	In consideration of Gelmon’s agreement hereto and Gelmon’s performance in accordance herewith, the Company agrees to retain Gelmon pursuant to the terms and conditions herein contained.

d)	This Agreement shall commence on the 15th day of August, 2005.

2)

Attention to Business. During the term of this Agreement, Gelmon shall devote such working time and attention as required to provide the administrative improvements and oversights thereto to the Company, and shall faithfully and diligently serve and endeavour to further the interests of the Company. The Company acknowledges that these duties are “part time”, as required.

3)	Gelmon's Services. Gelmon shall:

i.	Design appropriate programs, including the revision of current report collection and collating from franchisees;

ii.	Revise, as required the items tracked by the Company, the items reported by the franchisees in their weekly reports as well as the collation of this data by the Company;

iii.	Design programs for the Company that are responsive to the new reporting features;

iv.	Review and revise, if necessary, collection and banking procedures emanating from the weekly franchisee reports;

v.	Assist in the oversight of all ancillary matters as may be required.

4.	Confidential Information

a.

Gelmon acknowledges that in consideration of his relationship with the Company, Gelmon will acquire knowledge and/or information about certain matters and things which are confidential to Chiropractic USA and the Company, whether in the course of or incidental to Gelmon’s duties hereunder, and which knowledge or information is the exclusive property of Chiropractic USA and the Company.

b.

Gelmon acknowledges that such knowledge and/or information could be used to the detriment of Chiropractic USA and the Company. Accordingly, Gelmon hereby agrees to treat, in strictest confidence, all such knowledge and/or information and agrees not to disclose or authorize disclosure of, same to any third party either during or after the term of this Agreement, other than as required in the ordinary course of business or by law.

c.

Gelmon agrees that all records, files, drawings, tapes, documents, tools, equipment and the like relating to the business, work or investigations of Chiropractic USA and the Company and prepared, used or possessed by Gelmon, or under Gelmon’s control, during the term of this Agreement shall be and remain the sole and exclusive property of Chiropractic USA and the Company.

d.

Prior to the termination of this Agreement, Gelmon agrees to deliver within thirty (30) days to Chiropractic USA and the Company all such records, files, drawings, tapes, documents, plans, tools and equipment.

e.	Gelmon, represents that he has no agreement with or obligation to others in conflict his obligations under this Agreement.

f.	The Company acknowledges that Gelmon will continue to be engaged in other businesses in addition to that of the Company.

5.	Remuneration.

In consideration of Gelmon’s undertaking and the performance of the obligations contained herein, subject to Article 6 below, the Company shall compensate Gelmon, or his designee (provided that designee complies with all applicable securities legislation), the following:

	a.	Issuance of Two million (2,000,000) S. 144 restricted shares in Banyan Corporation, the Corporation that owns Chiropractic USA, to be issued forthwith.

	b.	the reimbursement of any expenses incurred pursuant to Gelmon’s duties in accordance with the Corporation’s generally established practice as applied from time to time;

6.	Term and Termination

	a.	The term of this agreement is all services as called for herein to be reviewed and completed with 3 months hereof, and monitoring the systems for further revisions for a period of 2 years from the date hereof.

	b.	This Agreement may be terminated in the following manner in the following circumstances:

		i.	By the Company, at its option, for cause including:

			(1)	a material breach of any of the provisions of this Agreement by Gelmon;

			(2)	conviction of Gelmon of a criminal offence punishable by indictment;

			(3)	alcoholism, drug addiction or other such dissipation of Gelmon, and

			(4)	any conduct that would impugn the reputation of the Company.

			(5)	On thirty days prior written notice.

		ii.	By Gelmon, at his option, for cause including:

			(1)	a material breach of any of the provisions of this Agreement by the Company;

			(2)	On thirty days prior written notice.

Provided that any failure by the Company to exercise its option to terminate this Agreement pursuant to this subparagraph shall not be deemed to be a waiver of, or prevent the Company from exercising such option at any subsequent time.

7.	Severability. In the event that any provision herein or part hereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions, or parts hereof, option at any subsequent time.

8.	Entire Agreement. This Agreement constitutes the entire agreement between the Company and Gelmon.

9.

Amendment. This Agreement may be altered, modified or amended only by a written instrument, duly executed by all parties and stating that the alteration, modification or amendment is an addition to and subject to this Agreement.

10.	Non-Merger. Notwithstanding any other provision in this Agreement to the contrary, the provisions of paragraph 4 hereof shall survive termination of this Agreement and shall not merge therewith.

11.	Notices

	a.	Any notice required or permitted to be given to Gelmon shall be sufficiently given if delivered to Gelmon personally or if mailed by registered mail to Gelmon’s address last known to the Company.

	b.	Any notice required or permitted to be given to the Company shall be sufficiently given if delivered to or mailed by registered mail to the Company at it’s registered office.

Any notice given pursuant to and in accordance with this paragraph shall be deemed to be received by the recipient on the third business day after mailing, if sent by registered mail, and on the day of delivery, if delivered.

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

13.

Counterpart Execution: This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date of this Agreement. This Agreement shall be considered properly executed by any party if executed and transmitted by facsimile to the other parties.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written.

Chiropractic USA, Inc.

Per: ___________________________

___________________________	___________________________
Witness	Alvin Gelmon

Confirmed by:	Banyan Corporation

Per: ___________________________